UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2010

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

Supply Agreement with Ampac Fine Chemicals LLC

On November 3, 2010, Gilead Sciences Limited (GSL), one of the wholly-owned Irish subsidiaries of Gilead Sciences, Inc., a Delaware corporation (Gilead), and Ampac Fine Chemicals LLC, a California limited liability company (AFC) entered into a Tenofovir Disoproxil Fumarate Manufacturing Supply Agreement (the Supply Agreement).

Under the terms of the Supply Agreement, GSL will be obligated to purchase from AFC certain minimum quantities of bulk tenofovir disoproxil fumarate, which is the active pharmaceutical ingredient in Viread® (tenofovir disoproxil fumarate) and one of the active pharmaceutical ingredients in Truvada® (emtricitabine and tenofovir disoproxil fumarate) and Atripla® (efavirenz 600 mg/emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg), during 2011 through 2013, unless the Supply Agreement is earlier terminated.

Agreement and Plan of Merger with Arresto Biosciences, Inc.

On December 19, 2010, Gilead, Arroyo Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Gilead (Merger Sub), and Arresto Biosciences, Inc., a privately-held, development-stage biotechnology company (Arresto), entered into an Agreement and Plan of Merger (the Merger Agreement).

Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, at the effective time of the Merger (the Effective Time), Merger Sub will merge with and into Arresto (the Merger), with Arresto as the surviving corporation, at which time Arresto will become a wholly-owned subsidiary of Gilead. The consideration for the transaction consists of $225 million in cash, a portion of which is subject to an escrow to fund any indemnity claims Gilead may have following the closing, as well as potential future payments based on achievement of certain sales levels. In addition, Gilead will assume certain of Arresto’s outstanding stock options, which will be converted into options to acquire Gilead common stock based on a formula set forth in the Merger Agreement.

The Merger Agreement includes customary representations, warranties and covenants on the part of Arresto, Gilead and Merger Sub, including an obligation on the part of Arresto to operate its business in the ordinary course until the Merger is consummated.

The Merger Agreement has been approved by the boards of directors of Gilead and Arresto as well as by the stockholders of Arresto. The transaction does not require the approval of Gilead’s stockholders. Gilead’s obligation to consummate the Merger is subject to a number of closing conditions, including: (i) the absence of any legal restraint, injunction, prohibition or governmental action seeking to enjoin, restrain or prohibit or make illegal the consummation of the Merger; (ii) the accuracy of Arresto’s representations and warranties in the Merger Agreement; (iii) Arresto’s compliance with its covenants and other obligations under the Merger Agreement; and (iv) the absence of any material adverse effect with respect to Arresto. The Merger will not require filings or clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Gilead currently expects that the transaction will close in the first quarter of 2011.

On December 20, 2010, Gilead and Arresto issued a joint press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the entering into of the Merger Agreement.

The foregoing descriptions of the Supply Agreement and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Supply Agreement and the Merger Agreement, which will be filed, with any confidential terms redacted, with the Securities and Exchange Commission as exhibits to Gilead’s Annual Report on Form 10-K for the year ending December 31, 2010.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press Release, issued by Gilead Sciences, Inc. and Arresto Biosciences, Inc. on December 20, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

December 22, 2010	By:	/s/ Robin L. Washington

Name: Robin L. Washington
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release, issued by Gilead Sciences, Inc. and Arresto Biosciences, Inc. on December 20, 2010.